UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

OXiGENE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 635-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, we were granted a hearing with a Nasdaq Stock Market Hearings Panel, or the Panel, to present our plan to regain compliance with Nasdaq Listing Rule 5450(a)(1), which requires us to maintain a minimum closing bid price of our common stock of $1.00 per share, and Nasdaq Listing Rule 5450(b)(2)(A), which requires the market value of our publicly listed securities to be at least $50.0 million. On March 1, 2011, following our hearing with the Panel on January 20, 2011, Nasdaq advised us of the Panel's decision to transfer the listing of our common stock from The Nasdaq Global Market to The Nasdaq Capital Market and continue our listing on that market, subject to certain conditions as outlined below. The transfer is effective at the opening of the Nasdaq trading session on March 3, 2011. The Company will continue to trade under the ticker symbol "OXGND" through March 21, 2011. The Company's symbol will revert back to "OXGN" on March 22, 2011.

The Nasdaq Capital Market is a continuous trading market that operates in the same manner as The Nasdaq Global Market. All companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq's corporate governance standards.

In its decision, the Panel directed us to submit an application to transfer the listing of our common stock from The Nasdaq Global Market to The Nasdaq Capital Market no later than March 10, 2011. Provided our application is approved, the Panel has granted us until June 13, 2011 to demonstrate compliance with all continued listing standards of The Nasdaq Capital Market and have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

The Panel noted that the compliance deadline of June 13, 2011 represents the full extent of the Panel's authority to grant an exception and allow the continued listing of our common stock while we remain deficient with respect to the continued listing standards. Should we be unable to meet Nasdaq's continued listing standards and have demonstrated a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days by the deadlines prescribed by the Panel, the Panel indicated it will issue a final determination to delist our common stock and suspend trading of our common stock on The Nasdaq Stock Market, to be effective on the second business day from the date of the final determination.

Item 8.01. Other Events.

On March 2, 2011, we issued a press release announcing the transfer of the listing of our common stock to The Nasdaq Capital Market described in Item 3.01 of this Current Report. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated March 2, 2011, entitled "OXiGENE RECEIVES LISTING DECISION FROM NASDAQ"

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: March 2, 2011	By:	/s/ JAMES MURPHY James Murphy Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 2, 2011, entitled "OXiGENE RECEIVES LISTING DECISION FROM NASDAQ"